UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 2010 (October 18, 2010)

PLURISTEM THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-31392	98-0351734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

MATAM Advanced Technology Park, Building No. 20, Haifa, Israel (Address of Principal Executive Offices)	31905 (Zip Code)

Registrant’s telephone number, including area code: 011 972 74 710 7171

N/A
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

        Reference is made to the registrant’s Current Report on Form 8-K filed on October 12, 2010 (the “8-K”). On October 18, 2010, the registrant closed the private placement reported in the 8-K,  pursuant to which the registrant sold 4,375,000 shares (“Shares”) of the registrant’s Common stock (the “Common Stock”) at a price of $1.20 per share and warrants to purchase 2,625,000 shares of Common Stock (the “Warrants”), at an exercise price per share of $1.80.  No separate consideration was paid for the Warrants.  The Warrants have a term of four (4) years and are exercisable starting six (6) months following the issuance thereof.  The aggregate gross proceeds from the sale of the Shares and the Warrants are approximately $5,250,000.

The registrant issued to Israel and U.S. placement agents warrants to purchase a total of 148,050 shares of the registrant’s Common Stock  on the same terms as the Warrants ( the “Placement Agent Warrants”) as part of their compensation.

The sales of the Common Stock, the Warrants and the Placement Agent Warrants were made pursuant to exemptions from registration under Regulation D and Regulation S of the Securities Act of 1933, as amended.

The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act of 1933, as amended and applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute any offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

4.1	Form of Common Stock Purchase Warrant dated October 18, 2010 issued by the registrant. (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K, dated October 12, 2010)

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2010	PLURISTEM THERAPEUTICS INC. By: /s/ Yaky Yanay —————————————— Yaky Yanay Chief Financial Officer